UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 15, 2012

SUPERMEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32939	20-5095175
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of SuperMedia Inc. (the “Company”) approved an award of special bonuses to two of the Company’s executive officers in recognition of their significant contributions during 2011. The Committee approved the payment of a special bonus in the amount of $100,000 to Mr. Jones, the Company’s Chief Financial Officer, for his leadership in the Company’s expense reduction initiatives that contributed to the improvement in operating results that the Committee considers significant to the Company’s deleveraging effort, which resulted in efficient utilization of cash flows to reduce the Company’s senior secured term loans by $426 million in 2011. The Committee also approved a special bonus in the amount of $100,000 to Mr. Humenik, the Company’s Executive Vice President —Sales, to recognize his efforts in developing and implementing the transition to the Company’s new business model focused on becoming a trusted marketing partner for small and medium businesses across search, mobile, social and traditional media, designed to effectively connect advertisers with their target audiences through a variety of digital advertising solutions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERMEDIA INC.

	By:	/s/ Cody Wilbanks
		Name:	Cody Wilbanks
		Title:	Executive Vice President —
General Counsel and Secretary

Date: March 21, 2012